Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-218122, 333-218121,
333-195269, 333-190774, 333-140995, 333-76078, 333-90069, and 033-60767) on Form S-8 and registration statement (No. 333-231776) on Form S-3ASR of our report dated June 24, 2022, with respect to the financial statements and supplemental schedule of Albany International Corp. Prosperity Plus Savings Plan.

/s/ KPMG LLP

Albany, New York
June 24, 2022